DIAMOND HILL INVESTMENT GROUP, INC.
                COMPENSATION RECOUPMENT AND RESTITUTION POLICY
                       ACKNOWLEDGEMENT AND AGREEMENT

	THIS COMPENSATION RECOUPMENT AND RESTITUTION POLICY ACKNOWLEDGEMENT AND AGREEMENT (this "Agreement") is entered into as of the ___day of _______, 2013, between Diamond Hill Investment Group, Inc. (the "Company") and _______________________ (the "Employee").


                                RECITALS:

       A.  The Employee is an employee of the Company or its affiliates;

       B. The Company's Board of Directors has adopted the Diamond Hill Investment Group, Inc. Compensation Recoupment and Restitution Policy (the "Policy"); and

       C. In consideration of and a condition to receipt of future annual cash and stock-based awards, performance-based compensation and other forms of cash or equity compensation made under the Company's 2011
Equity and Cash Incentive Plan and any other plans or programs adopted by the Company after the date of this Agreement (collectively, "Awards"), the Employee and the Company are entering into this Agreement.

       The Company and the Employee agree as follows:

       1. The Employee acknowledges receipt of the Policy. A copy of the Policy is attached to this Agreement as Annex A and is incorporated into this Agreement by reference. The Employee has read and understands the Policy and has had the opportunity to ask questions to the Company regarding the Policy.

       2. The Employee acknowledges and agrees that the Policy shall apply to any and all Awards granted to the Employee after the date of this Agreement, that all such Awards are subject to adjustment or recoupment under the Policy. The Employee also agrees that any applicable award agreement, award statement or terms and conditions relating to any future Awards made to the Employee will be deemed to include the restrictions imposed by the Policy.

       3. The recoupment or restitution of Awards pursuant to the Policy and this Agreement will not in any way limit or affect the Company's right to pursue disciplinary action or dismissal, take legal action or pursue any other available remedies available to the Company. This Agreement and the Policy do not replace, and are in addition to, any rights of the Company to recoup Awards from its employees under applicable laws and regulations, including, but not limited to, the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

       4. The Employee acknowledges and agrees that the Employee's execution of this Agreement is in consideration of, and is a condition to, the receipt by the Employee of future Awards from the Company; provided, however, that nothing in this Agreement will be deemed to obligate the Company to make any Awards to the Employee in the future.

       5. The Employee agrees and acknowledges that the Company, in its sole discretion, may amend or restate the Policy from time to time after the date of this Agreement, and the Policy, as amended or restated, will apply to all Awards after the date of this Agreement. The Company will provide to the Employee a copy of the Policy as it may be amended or restated.

       6. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio, without regard to the laws of Ohio that would result in the application of the laws of any other state. The parties to this Agreement expressly agree that any legal action arising out of this Agreement shall be filed and maintained only in a state or federal court of competent jurisdiction in Franklin County, Ohio, and each party consents to such jurisdiction. This Agreement may be executed in two or more counterparts, and by facsimile and electronic transmission (including by ..pdf), each of which will be deemed to be an original but all of which, taken together, shall constitute one and the same Agreement.

       7. This Agreement is binding upon and will benefit the parties and their personal representatives, heirs, successors and assigns.

       IN WITNESS WHEREOF, the Company and the Employee have executed this Compensation Recoupment and Restitution Policy Acknowledgement and Agreement as of the date first written above.



EMPLOYEE: _________________________

Print Name: _______________________



COMPANY:

Diamond Hill Investment Group, Inc.


By:      _________________________

Name:    _________________________

Title:   _________________________


                                       ANNEX A

                         Diamond Hill Investment Group, Inc.
                   Compensation Recoupment and Restitution Policy